                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement of Vulcan Materials Company on Form S-3 of our reports dated February 6, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Vulcan Materials Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Birmingham, Alabama
April 16, 1998